UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
(Date of earliest event reported): December 17, 2007
LIME ENERGY CO.
(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337

(State or other jurisdiction of	(Commission File #)	(IRS Employer Identification No.)
incorporation or organization)
1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410
(Address of principal executive offices)
(847) 437-1666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
Fifth Modification to Mortgage, Assignment of Rents and Security Agreement
Third Amended and Restated Mortgage Note

Item 1.01 Entry into a Material Definitive Agreement
On December 17, 2007, Lime Energy Co. (“Lime Energy”) and American Chartered Bank (“American Chartered”) entered into a Fifth Modification to Mortgage, Assignment of Rents and Security Agreement, and the Third Amended and Restated Mortgage Note (collectively, the “Fifth Amendment”). The original mortgage dated May 29, 2002 in the amount of $735,000 and with a maturity of April 30, 2004, was amended and restated four times, on September 30, 2003, on December 31, 2004, on December 13, 2005, and again on December 28, 2006 to extend the maturity to February 1, 2008. The Fifith Amendment extends the maturity of the mortgage indebtedness two years to February 1, 2010. As of December 17, 2007, the outstanding principal balance on the mortgage was $490,000. The indebtedness continues to bear interest at a rate equal to prime (7.25% as of December 17, 2007) plus 1/2 of 1%, payable monthly. Principal is payable in monthly installments of $3,000, with the unpaid balance due at maturity.
The description of the Fifth Amendment is not intended to be complete and is qualified in its entirety by the complete text of the Fifth Modification to Mortgage, Assignment of Rents and Security Agreement, and the Third Amended and Restated Mortgage Note, which are attached as exhibits 10.1 and 10.2 respectively, to this report and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits

10.1	Fifth Modification to Mortgage, Assignment of Rents and Security Agreement

10.2	Third Amended And Restated Mortgage Note

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIME ENERGY CO.
Dated: December 17, 2007	By:	/s/ Jeffrey R. Mistarz
Jeffrey R. Mistarz
Chief Financial Officer & Treasurer (principal financial and accounting officer)

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	Fifth Modification to Mortgage, Assignment of Rents and Security Agreement

10.2	Third Amended And Restated Mortgage Note